                              ZIONS BANCORPORATION
              1380 Kennecott Building, Salt Lake City, Utah 84133

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 28, 1995


To the Shareholders:

         The Annual Meeting of the Shareholders of Zions Bancorporation (the "Company") will be held in the Founders' Room of Zions First National Bank, One Main Street, Salt Lake City, Utah, on Friday, April 28, 1995, at 1:30 p.m. for the following purposes:

         1. To elect directors for the terms specified in the attached Proxy Statement (Proposal 1);

         2. To approve amendments to the Zions Bancorporation Key Employee Incentive Stock Option Plan, as set forth in the attached Proxy Statement (Proposal 2);

         3. To approve the appointment of independent auditors for the year 1995 (Proposal 3);

         4. To transact such other business as may properly come before the meeting (Proposal 4).

         Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" these proposals.

         A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1994, accompany this notice.

         IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON SHOULD IMMEDIATELY SIGN, DATE AND MAIL THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

         The prompt return of proxies will save the Company the expense of further requests for proxies which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Gary L. Anderson
Secretary

Salt Lake City, Utah
March 27, 1995

                                PROXY STATEMENT

                              ZIONS BANCORPORATION
              1380 Kennecott Building, Salt Lake City, Utah 84133

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 28, 1995


                             VOTING AT THE MEETING

         Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:
            -    FOR the election of directors listed below;
            - FOR the approval of the amendments to the Zions Bancorporation Key Employee Incentive Stock Option Plan described in this Proxy Statement;
            - FOR approval of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 1995.

         You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later-dated proxy or by voting in person at the meeting.

         The only shares that may be voted are the 14,562,970 shares of common stock outstanding at the close of business on February 27, 1995, the record date for the meeting. Each share is entitled to one vote.

         Shareholders may expressly abstain from voting on Proposals 2, 3 and 4 in the accompanying Notice of Annual Meeting of Shareholders. Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. On all matters other than the election of directors, the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.

         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail, telephone, or telegraph, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about March 27, 1995.

                      NOMINATION AND ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

         It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes to be elected.

         The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, and will, together with other directors presently in office, constitute the entire elected Board of Directors:



                                Three-year Term
                                ---------------
                                Roger B. Porter
                                 L. E. Simmons
                                  I. J. Wagner

         The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

                                                                                              PRESENT
                                  PRINCIPAL OCCUPATION                       DIRECTOR          TERM
NOMINEES                          DURING PAST FIVE YEARS                      SINCE           EXPIRES          AGE
- --------                          ----------------------                     -------          -------          ---
R. D. Cash(2)                     Chairman, President and Chief               1989             1997             52
                                  Executive Officer of
                                  Questar Corporation, Salt
                                  Lake City, Utah;
                                  Member of the Board of Directors
                                  of Zions First National Bank.

Richard H. Madsen(1)              President and Chief Executive               1994             1997             56
                                  Officer, ZCMI;
                                  Chairman, Chief Executive Officer
                                  and Member of the Board of
                                  Directors, Madsen Furniture
                                  Galleries, prior to 1990.

Robert G. Sarver                  Principal, Southwest Value Partners         1994             1997             33
                                  And Affiliates; President, National
                                  Bank of Arizona, 1992-1994; Vice
                                  Chairman, National Bank of Arizona,
                                  1990-1992; Senior Vice President,
                                  National Bank of Arizona, 1986-1990.

Harris H. Simmons(2,5)            President and Chief Executive Officer       1989             1997             40
                                  of the Company; President, Chief
                                  Executive Officer, and Member of
                                  the Board of Directors
                                  of Zions First National Bank;
                                  Member of the Board of Directors
                                  of Questar Corporation.



DIRECTORS WITH UNEXPIRED
TERMS OF OFFICE

Jerry C. Atkin(3)                 Chairman, President and Chief               1993             1996            46
                                  Executive Officer, SkyWest Airlines,
                                  St. George, Utah.

Grant R. Caldwell(1)              Retired, former Partner,                    1993             1996            70
                                  KMG Main Hurdman,
                                  Salt Lake City, Utah.

Roger B. Porter(1,3)              IBM Professor of Business and               1993             1995            48
                                  Government, Harvard University;
                                  Assistant to the President for
                                  Domestic and Economic Affairs,
                                  The White House, 1989-1992.

Roy W. Simmons(2,4)               Chairman of the Company;                    1961             1996            79
                                  Chairman of the Board of Directors of
                                  Zions First National Bank;
                                  Member of the Board of Directors of
                                  Beneficial Life Insurance Co.;
                                  Senior Director of
                                  Questar Corporation.

Dale W. Westergard(3)             Retired/Former Executive Vice               1984             1996            69
                                  President of the Company; Member
                                  of the Board of Directors
                                  of Zions First National Bank.

L. E. Simmons(4,5)                President, SCF Partners                     1978             1995            48
                                  (Corporate Financial Advisory
                                  Services), Houston, Texas.

I. J. Wagner(1,2)                 President, The Keystone Company             1965             1995            79
                                  (Corporate Investments),
                                  Salt Lake City, Utah.

(1) Member of the Audit Committee
(2) Member of the Executive Committee
(3) Member of the Executive Compensation Committee
(4) Member of the Credit Review/Compliance Committee
(5) Son of Roy W. Simmons

                           COMPENSATION OF DIRECTORS

         The Company's outside directors currently receive a $12,000 annual retainer and $600 for each regular and special meeting attended. Members of the committees receive $500 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

         The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's common stock (although an actual investment is not made and settlement is made only in cash).


                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held six meetings during the fiscal year ending December 31, 1994. Of the Board's four standing committees, the Executive Committee did not meet, the Audit Committee met six times, the Executive Compensation Committee met once, and the Credit Review/Compliance Committee met four times during the fiscal year ending December 31, 1994. Membership in these committees is indicated above in the listing of directors. Average attendance at board and committee meetings held during the year was 97%. The Company has no nominating committee, nor does any other established committee act in that capacity.

         The Executive Committee reviews projects or proposals which require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

         The Audit Committee reviews and discusses the plan and results of the annual audit with the Company's independent auditors and approves nonaudit services provided by them. The Committee also reviews the Company's internal auditing, control and accounting systems. In addition, the Committee makes recommendations to the Board concerning the selection of independent auditors.

         The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

         The Credit Review/Compliance Committee is a joint committee of the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as with respect to general management issues.

                       EXECUTIVE OFFICERS OF THE COMPANY

         The following information is furnished with respect to certain of the executive officers of the Company.


                                  PRINCIPAL OCCUPATION                               OFFICER
INDIVIDUAL                        DURING PAST FIVE YEARS**                            SINCE            AGE
- ----------                        ------------------------                           -------           ---
Roy W. Simmons *                  Chairman of the Company;                            1961              79
                                  Chairman of the Board of Directors of
                                  Zions First National Bank;
                                  Member of the Board of Directors of
                                  Beneficial Life Insurance Co.;
                                  Senior Director of
                                  Questar Corporation.

Harris H. Simmons *               President and Chief Executive Officer                1981             40
                                  of the Company; President, Chief
                                  Executive Officer and Member of
                                  the Board of Directors
                                  of Zions First National Bank;
                                  Member of the Board of Directors
                                  of Questar Corporation.

Gary L. Anderson                  Senior Vice President, Chief Financial Officer       1988             52
                                  and Secretary of the Company; Executive Vice
                                  President and Secretary of the Board of Directors
                                  of Zions First National Bank.

Gerald J. Dent                    Senior Vice President of the Company;                1987             53
                                  Executive Vice President of
                                  Zions First National Bank.

Clark B. Hinckley                 Senior Vice President of the Company. Prior to       1994             47
                                  March 2, 1994, President of Zions First National
                                  Bank of Arizona.

James W. Rail                     Senior Vice President of the Company;                1976             60
(Retired February 28, 1995)       President of Zions Data Service Company.

John J. Gisi                      Senior Vice President of the Company;                1994             49
                                  Chairman and Chief Executive Officer of
                                  National Bank of Arizona.


Richard H. Carlson                Senior Vice President of the Company;                1994              61
(Retired February 28, 1995)       President and Chief Executive Officer of
                                  Nevada State Bank.

Danne L. Buchanan                 Senior Vice President of the Company;                1995              37
(Effective March 3, 1995)         General Manager of Zions Data Service
                                  Company.

*Roy W. Simmons (Chairman of the Company) is the father of L. E. Simmons (a member of the Board of Directors of the Company) and Harris H. Simmons (President and Chief Executive Officer of the Company).

**Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth as of February 27, 1995, the record and beneficial ownership of the Company's common stock by the principal common shareholders of the Company.

                                                                                    Common Stock
Name and Address                                   Type of Ownership         No. of Shares    % of Class
- ----------------                                   -----------------         -------------    ----------
Roy W. Simmons, David E. Simmons,                  Record                      1,135,226         7.80%
  Harris H. Simmons, I. J. Wagner,
  and Louis H. Callister, Jr., as
  Voting Trustees.(1)
         One Main Street
         Salt Lake City, Utah 84133

Roy W. Simmons                                     Record and Beneficial         415,051         2.85%
         One Main Street                           Beneficial(2)                 635,804         4.37%
         Salt Lake City, Utah 84133                                            ---------         -----
                                                                               1,050,855         7.22%

Corporation of the President of the                Beneficial                    776,445         5.33%
         Church of Jesus Christ of
         Latter-day Saints
         47 East South Temple Street
         Salt Lake City, Utah  84150

Zions First National Bank                          Record(3)                   1,071,528         7.36%
         One Main Street
         Salt Lake City, Utah 84133

- -------------------------------------

 (1) The voting trust will expire on December 31, 1996, unless sooner terminated by a vote of two-thirds of the shares deposited under the voting trust. The voting trustees, three of the five of whom are directors of Zions and/or its subsidiaries, have exclusive voting rights with respect to the shares, and have the further right to sell any or all of the shares after consultation with the beneficial owners as to their desires to such sale and the price thereof. The beneficial owners may transfer their voting trust certificates, but are prohibited from selling any of the underlying shares held by the voting trustees without the consent of a majority of the voting trustees. The addresses of the voting trustees are as follows: Roy W. Simmons, 1 South Main Street, Salt Lake City, Utah; David

         E. Simmons, 1000 Kennecott Building, Salt Lake City, Utah; Harris H. Simmons, 1 South Main Street, Salt Lake City, Utah; I. J. Wagner, 680 Kennecott Building, Salt Lake City, Utah; and Louis H. Callister, Jr., 800 Kennecott Building, Salt Lake City, Utah.

 (2) Includes Roy W. Simmons' beneficial ownership interest in 586,928 shares deposited with the voting trust referred to in note (1) above.

 (3) These shares are owned of record as of February 27, 1995, by Zions First National Bank, a subsidiary of the Company, in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, Zions First National Bank has sole voting power with respect to a total of 827,867 shares (5.69% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan and the Zions Bancorporation Employee Investment Savings Plan. Zions First National Bank also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 243,661 shares (1.67% of the class) as to which Zions First National Bank does not have or share voting power.

         Set forth below is the beneficial ownership, as of February 27, 1995, of the Company's common stock by each of the Company's directors and all directors and officers as a group.

                                                       No. of Shares                % of

         Directors                                Beneficially Owned               Class
         ---------                              ----------------------            -------
         Jerry C. Atkin                                   1,700                     *(1)
         R. D. Cash                                       6,000                     *(1)
         Grant R. Caldwell                                1,000                     *(1)
         Richard H. Madsen                               57,141                     *(1)
         Roger B. Porter                                   --                       *(1)
         Robert G. Sarver                               131,485                     *(1)
         Harris H. Simmons                              576,745(2)(4)               3.95
         L. E. Simmons                                  534,863(2)                  3.67
         Roy W. Simmons                               1,050,855(2)                  7.22
         I. J. Wagner                                   120,000(2)                  *(1)
         Dale W. Westergard                              39,884                     *(1)
         All directors and officers
           as a group (34 persons)                    2,422,523(3)                 16.51

- -------------------------------------

  (1)    Immaterial percentage of ownership

  (2) Totals shown do not include shares of which the following persons may be deemed beneficial owners as trustees of the Zions Bancorporation Voting Trust in the respective amounts as follows: Roy W. Simmons (548,298 shares); Harris H. Simmons (629,172 shares); and I. J. Wagner (1,075,226 shares). Such persons disclaim beneficial ownership in such shares.

  (3)    Includes all 1,135,226 shares held by the Zions Voting Trust.

  (4) Totals include 497,844 shares attributed to each individual through serving as a director in a company holding such shares in the Company. Of such 497,844 shares attributed to Harris H. Simmons, Mr. Simmons holds an option to acquire 46,698 shares, all of which are vested and presently exercisable.


         Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 1994 through December 31, 1994, its officers and directors were in compliance with all applicable filing requirements, except that Mr. Jerry C. Atkin filed late reports of two purchases in 1993 and one purchase in 1994, and until his latest report filed in March 1995, Mr. Harris H. Simmons inadvertently omitted from his ownership reports 9,000 shares subject to an option gifted to him in 1985.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 1994, 1993 and 1992 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 1994.

SUMMARY COMPENSATION TABLE

                                                                                         Long-term
                                                                       Annual           Compensation
                                                                   Compensation(1)         Awards
                                                                  -----------------    --------------
                                                                                         Securities        All Other
                                                                  Salary      Bonus      Underlying       Compensation
            Name and Principal Position                 Year     ($)(2)(3)  ($)(4)(6)  Options(#)(5)   ($)(3)(7)(8)(9)(10)
            ---------------------------                 ----    ---------- ----------  -------------   -------------------

            Harris H. Simmons                           1994      $322,524    $155,000       5,000          $12,337
                     President and Chief Executive      1993       289,531     170,000           0            8,152
                     Officer, Zions Bancorporation      1992       259,885     125,000      10,000           11,596
            John J. Gisi                                1994       200,335      80,000       3,250           67,367
                     Senior Vice President, Zions       1993             0           0           0                0
                     Bancorporation; Chairman and Chief 1992             0           0           0                0
                     Executive Officer of National Bank
                     of Arizona(11)

            A. Scott Anderson                           1994       184,199      70,000       3,500           12,757
                     Executive Vice President,          1993       175,489      58,000           0           10,310
                     Zions First National Bank          1992       177,369      55,000       7,000            8,753
            John B. D'Arcy                              1994       147,428      56,000       2,750           12,115
                     Executive Vice President,          1993       132,580      55,000           0            9,265
                     Zions First National Bank          1992       129,597      40,000       7,000            7,354

            James W. Rail                               1994       137,212      50,000       3,500           24,649
                     Senior Vice President, Zions       1993       129,003      42,000           0           22,210
                     Bancorporation; President, Zions   1992       123,442      37,000       5,500           21,213
                     Data Service Company

- -------------------------------------

(1) The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.

(2) Includes all contributions to the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.

(3) All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's common stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan from five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above. For each of the persons named above, the amounts accrued for 1994, 1993 and 1992 were as follows, respectively:
         Mr. Simmons, $6,031, $1,948 and $3,600; Mr.  Anderson, $5,158, $2,936
         and $2,200;  Mr. D'Arcy, $4,975, $2,401 and $1,461; Mr. Rail, $5,813,
         $3,392 and $2,952. For Mr. Gisi, who joined the Company in 1994, the amount accrued for 1994 was $4,620.

(4) Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.

(5) Options shown were issued under the Company's Incentive Stock Option Plan. The plan is administered by the Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three to five years, and expire in four to six years.

(6) Does not include amounts accrued by the Company against its potential future liability under the Senior Management Value- Sharing Plan, a deferred bonus plan for senior management. Awards funds were established under the plan in 1991, 1992, 1993 and 1994, and members of senior management were granted units of participation in each award fund. Payouts under the plan with respect to each award fund occur four years following the establishment of such fund, and are determined by applying a formula established in connection with each award fund to the Company's average return on equity and average per-share earnings during the four-year period. The Company intends to establish award funds on similar terms in future years. The Company estimates its annual accrual against future payout under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year. Through December 31, 1994, no amounts were paid out under the plan. Payouts are to be reported in the above table under "Long-term Compensation." For each of the persons named above, the amounts accrued for 1994, 1993 and 1992 were as follows, respectively: Mr. Simmons, $127,731, $101,024 and $56,240; Mr. Anderson, $95,793,
         $78,632 and $45,008;  Mr. D'Arcy, $95,793, $78,632 and $45,008; Mr.
         Rail, $71,239, $58,199 and $33,778. For Mr. Gisi, who joined the Company in 1994, the amount accrued for 1994 was $19,372. See "Long-term Incentive Plan Awards in Fiscal 1994," that follows.

(7) Includes amounts accrued under the Company's noncontributory Supplemental Retirement Plan for officers of the Company and officers of certain subsidiary companies who are second vice presidents or above. Benefits to be paid at normal retirement age (65) are $5,000 per year for a period of ten years for second vice presidents or equivalent other rank, $10,000 per year for a period of ten years for vice presidents or equivalent other rank, and $20,000 per year plus a discretionary portion for all senior vice presidents and above. These benefits do not vest prior to attainment of normal retirement age, and will not normally be paid if the employee terminates for any reason prior to normal retirement age other than death, or, in the discretion of the Board of Directors, upon early retirement. For each of the persons named above, the amounts accrued for 1994, 1993 and 1992 were as follows, respectively: Mr. Simmons, $1,391, $1,288 and $1,192; Mr. Anderson, $2,712, $2,511 and $2,325; Mr. D'Arcy, $3,500, $3,241 and
         $3,001; Mr. Rail, $15,292, $15,292 and $15,292.  Mr. Gisi, who joined the Company in 1994, does not participate in the Supplemental Retirement Plan.

(8) Amounts of All Other Compensation are amounts contributed or accrued for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan, and Employee Profit Sharing Plan.

(9) In 1992, the Board of Directors adopted the Zions Bancorporation Employee Profit Sharing Plan, a defined contribution plan, pursuant to which an award is made to all employees as a percentage of salary and bonus when the Company achieves annual profits representing a return on equity (net income divided by average shareholders' equity) target established by the Board of Directors of at least 14%. The minimum award is 1% of covered payroll at 14% return on equity, with the award to be a greater percentage of covered payroll if the return on equity is greater. Amounts accrued to the accounts of employees are invested in Company common stock. For each of the persons named above, the amounts accrued for 1994, 1993 and 1992 were as follows, respectively: Mr. Simmons, $4,915, $4,915 and $6,804; Mr. Anderson, $4,887, $4,863 and $4,227;
         Mr. D'Arcy, $3,639, $3,623 and $2,891; Mr. Rail, $3,543, $3,526 and
         $2,969. For Mr. Gisi, who joined the Company in 1994, there was no accrual for 1994.

(10) Includes $62,747 in moving expenses paid to John J. Gisi preparatory to changing corporate headquarters for a subsidiary of the Company.

(11) Mr. Gisi's employment by the Company commenced with the acquisition by the Company of National Bancorp of Arizona, Inc. on January 14, 1994.


STOCK OPTION GRANTS IN FISCAL YEAR 1994

         The following table shows the number of shares with respect to which options were granted during 1994 to each of the named persons, together with the percentage of all grants to employees which the grant to the named person represents, the exercise price of such option, and the expiration date of the option.

                                                                                      Potential Realizable Value
                                                                                           at Assumed Annual
                                                                                         Rates of Stock Price
                                                                                           Appreciation for
                                                   Individual Grants                         Option Term(1)
                                        -------------------------------------    ------------------------------------
                                                       % of Total
                                                        Options
                                         Options       Granted to     Exercise
                         Name            Granted       Employees       Price      Expiration
                         ----
                                            (2)      in Fiscal Year     ($/Sh)       Date        5% ($)       10% ($)
                                          -------    --------------  -----------  ----------     ------       -------
              Harris H. Simmons           5,000            4.80        $ 39.75    03-17-2000   $ 67,600     $153,350
              John J. Gisi                3,250            3.12          39.75    03-17-2000     43,937       99,676
              A. Scott Anderson           3,500            3.36          39.75    03-17-2000     47,320      107,345
              John B. D'Arcy              2,750            2.64          39.75    03-17-2000     37,180       84,343
              James W. Rail               3,500            3.36          39.75    03-17-2000     47,320      107,345

- -------------------------------------

(1) Potential unrealized value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the six-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) The Company's Incentive Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1994 are incentive stock options, have an exercise price equal to the fair market value on the date of grant, vest 25% per year beginning one year after date of grant, and have a term of six years. The Plan also provides for same-day sales, i.e. cashless exercises.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 1994, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                                        Shares                             Number of
                                       Acquired                        Shares Underlying        Value of Unexercised
                                         Upon                             Unexercised                 In-the-
                                        Option           Value              Options                Money Options
                         Name        Exercise(#)(1)   Realized($)          at 12-31-94(#)(2)        at 12-31-94(1)
                         ----        --------------   -----------  ---------------------------------------------------
                                                                                     Not                       Not
                                                                   Exercisable   Exercisable  Exercisable  Exercisable
                                                                   -----------   -----------  -----------  -----------
               Harris H. Simmons              0        $      0        7,500        7,500         $ 88,125     $ 29,375
               John J. Gisi                   0               0       27,000       22,000          710,073      473,382
               A. Scott Anderson          5,000          96,250        5,250        5,250           61,687       20,563
               John B. D'Arcy             3,500          48,563        1,750        5,250           20,562       20,563
               James W. Rail              1,376          18,404            0        4,126                0       16,168

- -------------------------------------

(1) Potential unrealized value is (i) the fair market value at fiscal 1994 year end ($35.875) less the option exercise price times (ii) the number of shares.

(2) Of the shares shown as underlying unexercised options for John J. Gisi, a total of 27,000 exercisable and 18,000 unexercisable represent options received in exchange for options of National Bancorp of Arizona, Inc. upon its acquisition by the Company.


LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1994

         The following table sets forth certain information regarding awards made in 1994 pursuant to the Company's Senior Management Value-Sharing Plan, which is a deferred bonus plan intended to encourage the creation of long-term shareholder value and promote teamwork among subsidiaries and divisions. The plan was established in 1991 by the Board of Directors upon the recommendation of the Compensation Committee. At that time, the Board established the 1991 award fund under the plan. Members of senior management were granted units of participation in the 1991 award fund. Payouts under the plan are to be determined by allocating the award fund among the holders of units of participation in proportion to the number of units held by the participant.
The size of the award fund is to be determined according to a formula established for the award fund which uses the Company's average return on shareholders' equity (net income divided by average shareholders' equity) over the four-year period, beginning with fiscal 1991, to determine the amount of the award fund, with an adjustment based on the Company's aggregate earnings per share over that period. Relatively higher average returns on shareholders' equity, and relatively higher earnings per share will make the award fund larger. An additional award fund is proposed to be established each year, although future awards are subject to the discretion of the Compensation Committee and the Board of Directors. Such additional award funds were established in 1992, 1993 and 1994.

         The award fund established in 1994 is to range in amount from $0 for an average return on shareholders' equity ("AROE") of 14% over the four years beginning in 1994, to a maximum of $3,964,400, corresponding to an AROE of 22% for such period. The award fund will then be adjusted by a factor determined by the aggregate earnings per share for such period ("AEPS"). If the AEPS is less than $18.20, the factor will be 0, and there will be no amounts paid under the plan. If the AEPS is greater than $18.20, the factor will be a number between 1 and a maximum of 1.33. Accordingly, the maximum aggregate of all payments possible under the 1994 award fund is $5,272,440. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

         Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the plan out of 106,000 units in total. The following table sets forth estimated future payouts for the named individuals under the award fund established in 1994 based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); the target amount represents a calculation based on the assumptions that the Company's AROE for each of fiscal years 1995-1997 will be equivalent to the Company's AROE in fiscal 1994 (as to which there can be no assurance) and that the minimum AEPS will be achieved, which is greater than was achieved in 1994 (also as to which there can be no assurance); and the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established under the plan in 1994.



                                                Number of     Performance         Estimated Future Payout
                                                Performance   Period Until   Under Non-stock Price-based Plans
                                                   Units         Payout      ---------------------------------
                                                -----------      ------       Threshold     Target     Maximum
                                Name                                             ($)          ($)        ($)
                              --------                                        ---------    ---------  --------
                      Harris H. Simmons             7,000        4 Years      $   0       $136,570    $348,180
                      John J. Gisi                  4,000        4 Years          0         78,040     198,960
                      A. Scott Anderson             4,750        4 Years          0         92,673     236,265
                      John B. D'Arcy                4,750        4 Years          0         92,673     236,265
                      James W. Rail                 3,600        4 Years          0         70,236     179,064


RETIREMENT PLAN

         The Company's retirement plan covers substantially all full-time employees who have five years or more of service with the Company. The retirement plan is a defined benefit plan. It provides a retirement income for participating employees according to a formula which takes into account an employee's average annual compensation and years of service with the Company. Compensation for these purposes includes salary, bonuses and payouts under incentive plans. Subject to certain minimum provisions, the annual benefit payable upon normal retirement at age 65 is:

1. The number of years of benefit service that the employee has accrued in the plan up to December 31, 1991, multiplied by the average of the highest consecutive five years of compensation up to December 31, 1991, and multiplied by a factor of .0165.

Plus

2. Each year's annual compensation subsequent to December 31, 1991, individually multiplied by a factor of .0165.

         The maximum benefits payable pursuant to the Company's retirement plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Under current regulations, annual benefits would be capped at $120,000 per year and earnings for the purpose of determining benefits cannot exceed $150,000. On December 28, 1994, to be effective from January 1, 1994, the Company adopted its Executive Management Pension Plan, which is a supplemental executive retirement plan (the "SERP"), to restore pension benefits limited by the Code sections referred to above. The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets. The Board of Directors determines the participants in the SERP from among those employees of the Company who are or have been, on or after the effective date of the SERP, members of the Company's Executive Management Committee and who (1) are employed in a management position with the Company having principal responsibility for the management, direction and success of the Company as a whole or a particular business unit thereof, or (2) are highly compensated employees of the Company within the meaning of ERISA Section 401.

         The following table illustrates the estimated annual benefits payable under the plan in various classifications as to remuneration and years of service upon retirement.

PENSION PLAN TABLE

                                                                    Years of Service
                                ----------------------------------------------------------------------------------------
                                  6 Yrs to '91     6 Yrs to '91     6 Yrs to '91      6 Yrs to '91       6 Yrs to '91
                  Average       9 Yrs after '91 14 Yrs after '91  19 Yrs after '91  24 Yrs after '91   29 Yrs after '91
              Annual Earnings        15 Years         20 Years         25 Years           30 years          35 years
              ---------------   ---------------  ----------------  ---------------  ----------------- ------------------
                   $600,000         $148,500          $195,000         $247,500           $297,000           $346,500
                    500,000          123,750           165,000          206,250            247,500            288,750
                    400,000           99,000           132,000          165,000            198,000            231,000
                    350,000           86,625           115,500          144,375            173,250            202,125
                    300,000           74,250            99,000          123,750            148,500            173,250
                    250,000           61,875            82,500          103,105            123,750            144,375
                    200,000           49,500            66,000           82,500             99,000            115,500
                    150,000           37,125            49,500           61,875             74,250             86,625
                    100,000           24,750            33,000           41,250             49,500             57,750


         The estimated years of credited service at retirement for the individuals listed in the Summary Compensation Table are 38 years for Harris H. Simmons, 16 years for John J. Gisi, 21 years for A. Scott Anderson, 18 years for John B. D'Arcy and 19 years for James W. Rail, all of whom are presently participants in the SERP. The benefit amounts listed in the table reflect differences due to accrued benefits attained under a formula in effect during previous years, and thus are subject to adjustment. Under current regulations, annual benefits would be capped at $120,000 per year and earnings for the purpose of determining benefits cannot exceed $150,000 under the retirement plan, but such caps would have no effect on annual benefits payable to participants in the SERP.

SUPPLEMENTAL RETIREMENT PLAN

         The Company's Supplemental Retirement Plan is a fixed benefit plan which provides additional retirement benefits for a select group of officers of the Company and certain subsidiaries having the rank of second vice president or above. Benefits to be paid at normal retirement age (65) are $5,000 per year for a period of ten years for second vice presidents or equivalent other rank, $10,000 per year for a period of ten years for vice presidents or equivalent other rank, and $20,000 per year plus a discretionary portion for all senior vice presidents and above. These benefits do not vest prior to attainment of normal retirement age, and will not normally be paid if the employee terminates for any reason prior to normal retirement age other than upon death. In the event of death prior to normal retirement age, the plan pays the equivalent benefit, without reduction, for a period of ten years. Persons who are older than 55 when first achieving rank covered by the plan will normally receive a lesser benefit under the plan, determined at the discretion of the Board of Directors. Early retirement under the plan may be allowed, in which case benefits may be reduced at the discretion of the Board of Directors.

         Effective July 1, 1994, the Supplemental Retirement Plan was terminated with respect to new or additional grants, with no effect on existing participants. The annual benefit payable to Messrs. Simmons, Anderson, D'Arcy and Rail upon retirement will be $20,000. Mr. Gisi, who joined the Company in 1994, does not participate in the Supplemental Retirement Plan.

EMPLOYMENT AGREEMENT

         In connection with the acquisition in January 1994 by the Company of National Bancorp of Arizona, Inc. and its subsidiary, National Bank of Arizona, the Company entered into an Employment Agreement with Mr. John J. Gisi. The Employment Agreement has a term of three years, provides for an initial base salary of $200,000, and a minimum bonus of $53,000 payable if the performance of the Company's Arizona banking subsidiary continues at the level experienced by National Bank of Arizona prior to the acquisition. Under the Employment Agreement, salary and bonus are subject to annual review and adjustment by the Executive Compensation Committee in accordance with the compensation policies of the Company. Mr. Gisi is also entitled to reimbursement of automobile expenses, certain country club membership fees, and to participate in all employee benefit plans, long-term incentive plans and stock bonus plans as applicable to officers of the Company. While Mr. Gisi's employment can be terminated by the Company, termination under certain circumstances will entitle Mr. Gisi to a lump-sum payment equivalent to two years' salary. Under the Employment Agreement, certain options for the stock of National Bancorp of Arizona, Inc. held by Mr. Gisi were converted to options for the Company's common stock.



                   PROPOSAL TO AMEND THE ZIONS BANCORPORATION
                          INCENTIVE STOCK OPTION PLAN

                                  (PROPOSAL 2)

         The Board of Directors proposes to amend the Zions Bancorporation Incentive Stock Option Plan (the "Plan"), solely with respect to options granted after March 3, 1995, to increase the number of shares issuable under the Plan from 506,000 to 806,000, an increase of 300,000, and to extend the term of the Plan to March 3, 2005, which represents an extension of approximately an additional five (5) years over the present term of the Plan. The extension and amendment of the Plan will affect only option awards made after March 3, 1995. All options theretofore granted under the Plan will expire at various times through the year 2000, of which there were options outstanding as of December 31, 1994 covering 393,821 shares.

         The primary purpose of the amendment is to provide additional shares with respect to which awards may be made under the Plan. The Company has used most of the shares left for issuance under the Plan. The Board of Directors also proposes to extend the Plan to the maximum term permissible under current tax law, which is ten years from the date of adoption of the amendments. The Plan was most recently extended in 1990 for ten years from that date.

         The Board of Directors believes that the Plan serves as an effective means to award key employees for their services to the Company and its subsidiaries, to provide additional incentives to further long-term growth and performance of the Company, and to enable the Company to attract and retain the services of competent employees.

         The Plan was adopted to provide for the grant of options which qualify as "incentive stock options" under the Economic Recovery Tax Act of 1981, as set forth in Section 422A of the Internal Revenue Code of 1986, as amended.
The significant features of the Plan, as it is proposed to be amended, are as follows:

         1. After amendment, the total number of shares of the Company's no-par value common stock available for issuance upon the exercise of options will be 308,175, with respect to which options for 67,375 shares have been approved for grant by the Executive Compensation Committee, subject to approval by the Board of Directors of the grants and shareholder approval of the proposed amendments. If options lapse or terminate without exercise, the shares covered thereby will be available for subsequent options.

         2. Incentive stock options may not be granted to individuals who own more than certain specified percentages of the voting power of all classes of stock of the Company or any of its subsidiaries.

         3. The Plan is administered by the Executive Compensation Committee of the Board of Directors. The Committee may grant incentive stock options to key employees of Zions and its subsidiaries. Members of the Executive Compensation Committee and other nonemployee Directors of the Company are not eligible to receive options. The Executive Compensation Committee has complete discretion to select the grantees and to establish the terms and conditions of each option, subject to the provisions of the Plan. However, the purchase price under each option shall not be less than one hundred percent (100%) of the fair market value of the Company's stock on the date such option is granted, and the term of an option cannot exceed ten years. Options will contain appropriate antidilution provisions for adjustment of the number of shares subject to options and the option price in the event of stock splits, stock dividends and certain other events described in the Plan. The market value of the Company's common stock as of March 15, 1995 was $39.00, represented by the closing price as published in the Wall Street Journal.

         4. The Plan provides that options may become exercisable at such times and in such installments as the Executive Compensation Committee may determine. Upon the exercise of any option, the full purchase price must be paid in cash or in such other form as the Board of Directors may approve, including shares of common stock of the Company valued at the fair market value on the date of exercise of the option.

         5. The options are not transferable except to the grantee's estate in the event of death. In the event of voluntary termination of employment by the employee, or termination for cause by the Company, all options shall lapse immediately. In the event of retirement, options shall lapse at the earlier of the option term or three months after retirement. In the event of death or permanent disability, options shall lapse at the earlier of the option term or one year after the event of death or disability.

         6. Nothing in the Plan shall confer upon any employee the right to continue in the employment of the Company, nor shall the right of the Company or any of its subsidiaries to terminate the employment of any employee be affected.

         7. The Board of Directors may amend the Plan without shareholder approval, except in regard to the number of shares that may be issued in connection with the exercise of options, the option exercise price, the effective period of the Plan, and certain other provisions as described in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Based on management's understanding of existing federal income tax laws, the principal consequences of the grant and exercise of incentive stock options is summarized as follows. The grant of an incentive stock option does not ordinarily have any income tax consequences to the optionee. If the shares are held at least one year after exercise and are not disposed of within two years from the date of grant, the optionee does not recognize taxable income upon exercise, but the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price will be an item of tax preference which may be subject to the alternative minimum tax. Any gain or loss recognized upon the disposition of such shares by the optionee after the two-year and one-year periods described above will be treated as long-term capital gain or loss. If the option is treated as an incentive option, the Company does not receive a tax deduction.

         If the employee disposes of common stock received upon exercise of an incentive stock option before the one and two-year periods have elapsed (a "Disqualifying Disposition"), the employee recognizes ordinary income in an amount which will vary depending upon the disposition made, but which will not be more than the excess of the fair market value of the common stock on the date of exercise over the exercise price. In case of a Disqualifying Disposition, the Company is ordinarily entitled, upon compliance with certain withholding rules, to a deduction in the amount of ordinary income recognized by the employee.

NEW PLAN BENEFIT TABLE

         The foregoing amendments may be deemed equivalent to the creation of a new stock option plan. The following table sets forth information regarding options approved for grant by the Executive Compensation Committee, but subject to Board approval of the grants and shareholder approval of the proposed amendment, for each person named in the Summary Compensation Table and for the indicated groups:


                            Name and Principal Position         Dollar Value ($)(1)        Number of Units
                          -------------------------------     ----------------------     -------------------
                       Harris H. Simmons                             $   0                      5,000
                               President and Chief Executive
                               Officer, Zions Bancorporation

                       John J. Gisi                                      0                      5,000
                               Senior Vice President, Zions
                               Bancorporation; Chairman and
                               Chief Executive Officer,
                               National Bank of Arizona

                       A. Scott Anderson                                 0                      2,000
                               Executive Vice President,
                               Zions First National Bank


                       John B. D'Arcy                                    0                      1,750
                               Executive Vice President,
                               Zions First National Bank

                       James W. Rail                                     0                        0
                               Senior Vice President, Zions
                               Bancorporation; President,
                               Zions Data Service Company

                       All executive officers                            0                     22,375

                       All directors who are not executive               0                        0
                       officers

                       All employees who are not executive               0                     45,000
                       officers


_____________________________________

(1) The options will be granted with an exercise price equal to the then current market value of the stock.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENTS TO THE ZIONS BANCORPORATION KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN.


                   PERFORMANCE GRAPH FOR ZIONS BANCORPORATION
                 INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL
                                    RETURN

                            1989      1990       1991       1992       1993       1994
                            ----      ----       ----       ----       ----       ----
S&P 500                     100       96.78     127.12     134.73     144.76     146.87
KBW 50 Index                100       71.81     113.65     144.84     152.86     145.05
Zions Bancorporation        100      120.47     160.71     241.95     241.66     241.47



Note: Assumes $100 invested on 12-31-89 in Zions Bancorporation, S&P 500 stock market index and Keefe, Bruyette & Woods (KBW) 50 bank stock index. Assumes reinvestment of dividends on a quarterly basis.

                              ZIONS BANCORPORATION
                            RETURN ON AVERAGE EQUITY

                                   PERCENTAGE


                  1990      1991      1992      1993      1994
                  ----      ----      ----      ----      ----
                  14.9      14.6      19.6      20.3      18.8

                         COMPENSATION COMMITTEE REPORT

            SUMMARY OF COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Executive Compensation Committee (the "Compensation Committee") of the Board of Directors has furnished the following report on executive compensation:

         Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. In the Company, return on average shareholders' equity is a critical focus in the establishment of long-term incentive programs. Due to the Company's relatively modest compensation structure, the Compensation Committee has not yet adopted a policy regarding recent changes in the federal tax laws relating to deductibility of certain executive compensation. The process involved in the executive compensation determination for fiscal 1994 is summarized below:

- -        Compensation for each of the persons named in the Summary Compensation
         Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Senior Management Value-Sharing
         Plan, supplemented by occasional grants of Incentive Stock Options.
         The Value-Sharing Plan is closely tied to Company performance as measured by return on shareholders' equity and earnings per share.
         See "Long-term Incentive Plan Awards in Fiscal 1994."

- -        The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

- -        Information regarding salaries paid by other financial institutions is provided annually through an independent survey, and every three years by an independent consultant (most recently in 1993). The consultant compares the Company's compensation levels with a peer group of financial institutions selected by asset size from the consultant's data base. In its most recent study, the consultant selected fifteen institutions with asset size ranging from $2.8 billion to $10.6 billion. The study indicated based on a regression analysis that the base and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution size. This peer group is not the same peer group used in the chart on page 13.

- -        Units of participation in the Value-Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed and approved the Value-Sharing Plan's target levels of return on equity and earnings per share for the 1994 award fund as well as the corresponding variation in size of the award fund. In 1994, as in every year since the Value-Sharing Plan was first adopted, the Company's AROE and AEPS have been within ranges which, if continued throughout the applicable four- year period covered by each award fund, would provide payouts under the plan. The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package provides proportionately less compensation through salary and bonus, and proportionately more compensation through long-term incentive compensation, consisting of the Value-Sharing Plan and incentive stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

- -        The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value-Sharing Plan.

- -        The Company periodically grants incentive stock options to executives.
         Grants were made in March 1994. Such grants are discretionary with the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than the chief executive officer. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant.

EXECUTIVE COMPENSATION COMMITTEE

Jerry C. Atkin, Chairman
Roger B. Porter
Dale W. Westergard
Robert N. Sears

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee was comprised of Jerry C. Atkin, Chairman, Roger B. Porter and Dale W. Westergard beginning in April 1994. Prior to April 1994, the Compensation Committee was comprised of Robert N. Sears, Chairman, Jerry C. Atkin, and Dale W. Westergard. Mr. Dale W. Westergard is a former executive vice president of the Company and is presently a member of the Board of Directors of Zions First National Bank, the Company's largest subsidiary.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such person as of December 31, 1994 comprised approximately 3.12% of total shareholders' equity of the Company. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectability, and are made on terms comparable to borrowings by others of similar credit risk.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

                                  (PROPOSAL 3)

         KPMG Peat Marwick LLP, Certified Public Accountants, has served as independent auditor for the Company and its subsidiaries since 1965. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Shareholders, and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP as the firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the year to end December 31, 1995, subject to ratification by the shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ABOVE PROPOSAL.


                                 OTHER MATTERS

         Except as set forth herein, management has no knowledge of any matters to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.


                  DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
                         FOR 1996 SHAREHOLDERS' MEETING

         The date by which shareholders' proposals must be submitted to the Company for inclusion in the Proxy Statement for the 1996 Shareholders' Meeting is December 16, 1995.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1994, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, 1380 KENNECOTT BUILDING, SALT LAKE CITY, UTAH 84133.





 ZIONS BANCORPORATION - 1380 KENNECOTT BUILDING - SALT LAKE CITY, UTAH 84133 -
                                (801) 524-4787

                              ZIONS BANCORPORATION
                                                                                         SOLICITED ON BEHALF OF
PROXY                                                                                    THE BOARD OF DIRECTORS

The undersigned hereby appoints A. SCOTT ANDERSON, GARY L. ANDERSON and W. DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions
Bancorporation at the Annual Shareholder's Meeting to be held on April 28, 1995 and at all adjournments thereof upon the matters listed below.

1.  To elect Directors
    ALL NOMINEES LISTED BELOW (except as marked to the contrary)                         FOR / /           WITHHOLD AUTHORITY / /
    INSTRUCTION:  To withhold authority for any individual, cross a line through the nominee's name in the list below:

                           Roger B. Porter           L.E. Simmons           I.J. Wagner

2.  To approve amendments to the Zions Bancorporation Key Employee Incentive Stock
    Option Plan.                                                                        FOR / /     AGAINST / /     ABSTAIN / /
3.  To approve the appointment of independent auditors for the year 1995.               FOR / /     AGAINST / /     ABSTAIN / /
4.  To transact any other such business as may properly come before the meeting.        FOR / /     AGAINST / /     ABSTAIN / /

    UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTORS and IN FAVOR OF ITEMS 2,
    3 and 4.

                                                                             _____________________________________________(L.S.)

Dated ________________________________________, 1995.                        _____________________________________________(L.S.)

                                                                             Please sign exactly as name appears on reverse side

                           ZIONS UTAH BANCORPORATION

                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

                                   ARTICLE I

                         Purpose and Scope of the Plan


  1.1     Purpose

          The purpose of the Plan is to promote the long-term success of Zions Utah Bancorporation by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with Zions Utah Bancorporation and to encourage key employees to acquire a proprietary interest in Zions Utah Bancorporation, to continue employment with Zions Utah Bancorporation, and to render superior performance during such employment.

  1.2     Definitions

          Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

          "Board of Directors" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1954, as amended.

          "Committee" means the Executive Compensation Committee of the Board of Directors, which committee shall be composed of at least three directors who have not been eligible to receive an award under the Plan at any time within a period of one year immediately preceding the date of their appointment to such committee.

          "Common Stock" means the common stock of the Company, without par value, or such other class of shares or other securities as to which the provisions of the Plan may be applicable.

          "Company" means Zions Utah Bancorporation.

          "Fair Market Value" of a share of Common Stock on any particular date is the mean between the closing dealer "bid" and "ask" prices of a share of Common Stock as quoted by NASDAQ. If no "bid" and "ask" prices are quoted for the date of grant, the Fair Market Value of a share of Common Stock on such date shall be determined with reference to such prices of a share of Common Stock on the first preceding date on which such prices were quoted. If Common Stock is listed on an established stock exchange or exchanges, the Fair Market Value shall be deemed to be the highest closing price of Common Stock on such stock exchange or exchanges on the day the option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred. In the event that Common Stock is not traded on an established stock exchange, and no closing dealer "bid" and "ask" prices are available, then the purchase price shall be 100 percent of the Fair Market Value of one share of Common Stock on the day the option is granted, as determined on the Committee in good faith.

          "Grant Date," as used with respect to a particular Option, means the date as of which such option is granted by the Committee pursuant to the Plan.

          "Grantee" means the individual to whom an Option is granted by the Committee pursuant to the Plan.

          "Incentive Stock Option" means an option, granted by the Committee pursuant to Article II, to purchase shares of Common Stock in a manner which qualifies as an Incentive Stock Option as described in
          Section 422A of the Code of 1954, as amended.

          "Option Period" means the period beginning on the Grant Date and ending the day specified in the agreement for each option but in no event longer than the tenth anniversary of the Grant Date.

          "Plan" means the Zions Utah Bancorporation Key Employee Incentive Stock Option Plan as set forth herein and as may be amended from time to time.

          "Retirement," as applied to a Grantee, means the Grantee's termination of employment with Zions Utah Bancorporation at a time when the Grantee receives an immediately payable retirement benefit under the Zions Utah Bancorporation Retirement Plan or under any other retirement plan that is maintained by a subsidiary of Zions Utah Bancorporation and that is determined by the Committee to be the functional equivalent of the Company's Retirement Plan.

          "Zions" means the Company, any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Company, and any other company designated as such by the Committee, but only during the period of such ownership or designation.

          "Total and Permanent Disability," as applied to a Grantee, means that the Grantee; (i) has established to the satisfaction of the Company that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 105[d][4] of the Code); and (ii) has satisfied any requirement imposed by the Committee.

  1.3     Aggregate Limitation

          (a) The aggregate number of shares of Common stock with respect to which Incentive Stock Options may be granted shall not exceed 256,000 shares of Common Stock, subject to adjustment in accordance with Section 3.1.

          (b) Any shares of Common Stock to be delivered by the Company upon the exercise of Incentive Stock Options shall be issued from the Company's authorized but unissued shares of Common Stock or from Treasury Stock acquired by the Company at the discretion of the Board of Directors.

          (c) In the event that any Incentive Stock Option lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such option may again be made subject to an Incentive Stock Option.

  1.4     Administration of the Plan

          (a) The Plan shall be administered by the Committee which shall have the authority:

                  (i) to determine key employees of Zions and its subsidiaries to whom, and the times as which, Incentive Stock Options shall be granted and the number of shares of Common Stock to be subject to each such option taking into account the nature of the services rendered by the particular employee, the employee's potential contribution to the long-term success of the Corporation and/or any of its subsidiaries and such other factors as the Committee in its discretion shall deem relevant;

                  (ii) to interpret the Plan and to establish rules and regulations relating to it;

                  (iii) to prescribe the terms and provisions of the agreements for the grant of Incentive Stock Options; and

                  (iv) to make all other determinations necessary or advisable in order to administer the Plan.

          (b) All decisions of the Committee upon questions concerning the Plan or any Incentive Stock Option shall be conclusive.

  1.5     Eligibility for Awards

          The Committee shall designated from time to time the key employees of Zions and its subsidiaries who are to be granted Incentive Stock Options. In no event may a member of the Committee or any nonemployee Director be granted an Incentive Stock Option.

  1.6     Effective Date and Duration of Plan

          The Plan shall become effective as of December 28, 1981, upon its adoption by the Board of Directors; provided, that any grant of Incentive Stock Options is subject to the approval of the Plan by the shareholders of the Company within twelve months of adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan shall terminate on the tenth anniversary of the effective date.

                                   ARTICLE II

                                 STOCK OPTIONS

  2.1     Grant of Incentive Stock Options

          The Committee may from time to time, subject to the provisions of the Plan, grant Incentive Stock Options to key employees to purchase shares of Common Stock allotted in accordance with Section 1.3.

  2.2     Option Requirements

          (a) All Incentive Stock Options are intended to qualify as an "incentive stock options" within the meaning of Subsection
                  (b) of Section 422A of the Code.

          (b) An Incentive Stock Option shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased by its exercise, the Option Period and any other such terms and conditions consistent with the Plan as the Committee shall determine.

          (c) An Incentive Stock Option shall not be granted on or after the tenth anniversary of the date upon which the Plan was adopted by the Board of Directors.

          (d) An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Zions or any subsidiary corporation.

          (e) An Incentive Stock Option shall not be exercisable after the expiration of the Option Period.

          (f) An Incentive Stock Option shall not be exercisable while there is outstanding (within meaning of Section 422A[c][7] of the Code) any other "incentive stock option," within the meaning of Subsection (b) of Section 422A of the Code, which was granted before the granting of the Incentive Stock Option to the Grantee to purchase stock in Zions Utah Bancorporation or in a corporation which, on the Grant Date, is a parent or subsidiary corporation of Zions Utah Bancorporation or is a predecessor corporation of any of such corporations.

          (g) The Committee may provide, in the instrument evidencing an Incentive Stock Option, for the lapse of the Incentive Stock Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

          (h) The option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date.

              (i) The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock with respect to which any Grantee may be granted one or more Incentive Stock Options under the Plan (within the meaning of Subsection [b] of Section 422A of the Code) in any calendar year shall not exceed $100,000.00 plus any "unused limit carryover" to such year, determined in accordance with Section 422A(c)(4) of the Code.

          (j) An Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, shall be exercisable only by the Grantee; except, that the Committee may permit:

                  (i) exercise, during Grantee's lifetime, by Grantee's guardian or legal representative; and

                  (ii) transfer, upon Grantee's death, to beneficiaries designated by Grantee in a manner authorized by the Company; provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, and with the requirements of Section 422A(b)(5) of the Code.

          (k) In the event of retirement, the option to exercise shall lapse at the earlier of the Option Period of the Incentive Stock Option or three months after retirement. In the event of voluntary termination of employment at the election of the employee or termination for cause at the election of the Company, all Incentive Stock Options shall lapse forthwith. In the event of termination due to death or total and permanent disability, any Incentive Stock Options shall lapse at the earlier of the appropriate Option Period or one year after termination due to such causes.

          (l) A person electing to exercise an Incentive Stock Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full specified option purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Board of Directors may approve, including shares of Common Stock of the Company valued at the Fair Market Value on the date of exercise of the Option.

                                  ARTICLE III

                               General Provisions

  3.1     Adjustment Provisions

      (a)     If:

              (i) any recapitalization, reclassification, split-up or consolidation of Common Stock is effected;

              (ii) the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

              (iii) new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or

              (iv) any distribution is made to the holders of Common Stock other than a cash dividend; then the Committee shall make appropriate adjustments to:

                  (A) The number and class of shares or other securities that may be issued or transferred pursuant to Incentive Stock Options, and

                  (B) The purchase price to be paid per share under outstanding options.

          (b) Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all options previously granted shall lapse on the date of such dissolution or liquidation of the Company.

          (c) Adjustments under Subsection (a) shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive.

      (d) Except as provided in subparagraphs (a) and (b), the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall not affect the Incentive Stock Options.

  3.2     Additional Conditions

          Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or Company may impose.

  3.3     No Right to Employment

          Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of Zions Utah Bancorporation or any of its subsidiaries or shall affect the right of Zions Utah Bancorporation or a subsidiary thereof to terminate the employment of any employee, with or without cause.

  3.4     Legal Restrictions

          The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock may be listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to cause the exercise of any Incentive Stock Option.

  3.5     No Rights as Shareholders

          No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Incentive Stock Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Incentive Stock Options shall not affect: the right or power of the Company or its stockholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock of the Company or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

  3.6     Withholding Taxes

          The Company may require Grantee, as a condition of exercise of an Incentive Stock Option, to pay or reimburse any taxes which it determines it is required to withhold in connection with the grant or exercise of the Incentive Stock Option.


  3.7     Choice of Law

          The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Utah. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Utah; without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

  3.8     Amendment, Suspension and Termination of Plan

          The Board of Directors may at any time terminate, suspend or amend the Plan; however, no such amendment shall, without the approval of the shareholders of the Company:

          (a) increase the aggregate number of shares which may be issued in connection with Incentive Stock Options;

          (b)     change the Incentive Stock Option exercise price;

          (c) increase the maximum period during which Incentive Stock Options may be exercised;

          (d)     extend the effective period of the Plan; or

          (e) materially modify the requirements as to eligibility for participation in the Plan.

                              ZIONS BANCORPORATION
                               AMENDMENT NO. 1 TO
                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

      The Key Employee Incentive Stock Option Plan (the "Plan"), maintained by Zions Utah Bancorporation under the name Zions Utah Bancorporation Key Employee Incentive Stock Option Plan, as adopted on December 28, 1981 by the Board of Directors of the Company and approved on April 28, 1982 by the shareholders of the Company, shall be and hereby is amended as follows:

      1. All references in the Plan to Zions Utah Bancorporation shall be deemed to refer to Zions Bancorporation, and the Plan may hereinafter be referred to as the Zions Bancorporation Key Employee Incentive Stock Option Plan.

      2. Paragraph 1.3(a) of the Plan shall be and hereby is amended to read in its entirety, as follows:

              (a) The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 506,000 shares of Common Stock, subject to adjustment in accordance with Section 3.1.

      3. Paragraph 1.6 of the Plan shall be and hereby is amended to read in its entirety as follows:

                       The Plan shall become effective as of December 28, 1981,
              upon its adoption by the Board of Directors; provided, that any grant of Incentive Stock Options is subject to the approval of the Plan by the shareholders of the Company within twelve months of adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan shall terminate on the 20th anniversary of the effective date.

      4. Paragraph 2.2(f) of the Plan shall be deleted in its entirety and shall be of no further force or effect whatsoever.

      5. These amendments shall not in any way be deemed to cause or effect an amendment of any Incentive Stock Options (as defined in the Plan) outstanding as of the date hereof.

                              ZIONS BANCORPORATION
                               AMENDMENT NO. 2 TO
                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

                                (Proposed Form)

      The Key Employee Incentive Stock Option Plan (the "Plan"), maintained by Zions Utah Bancorporation (the "Company"), as adopted on December 28, 1981 by the Board of Directors of the Company and approved on April 28, 1982 by the shareholders of the Company, shall be and hereby is amended effective as of March 3, 1995, subject to approval by the shareholders of the Company at the next succeeding Annual Meeting of the Shareholders of the Company, as follows:

      1. Paragraph 1.3(a) of the Plan shall be and hereby is amended to read in its entirety, as follows:

              (a) The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 806,000 shares of Common Stock, subject to adjustment in accordance with Section 3.1.

      2. Paragraph 1.6 of the Plan shall be and hereby is amended to read in its entirety as follows:

                       The Plan shall become effective as of December 28, 1981,
              upon its adoption by the Board of Directors; provided, that any grant of Incentive Stock Options is subject to the approval of the Plan by the shareholders of the Company within twelve months of adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan shall terminate on March 3, 1005.

      3. These amendments shall not in any way be deemed to cause or effect an amendment of any Incentive Stock Options (as defined in the Plan) outstanding as of the date hereof.